UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

On March 7, 2018, Xenon Pharmaceuticals Inc. (the “Company”), Teva Pharmaceuticals International GmbH (“Teva Pharmaceuticals”) and Teva Canada Limited (“Teva Canada” and together with Teva Pharmaceuticals, “Teva”) entered into a Termination Agreement (defined below). The disclosure included under Item 1.02 below is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On March 7, 2018, the Company and Teva entered into an agreement (the “Termination Agreement”) terminating by mutual agreement the collaborative development and license agreement dated December 7, 2012, as amended (the “Collaboration Agreement”). Teva and the Company agreed to terminate the Collaboration Agreement after Teva informed the Company that it no longer intends to further develop TV-45070. For additional information regarding the terms of the Collaboration Agreement, see the section captioned “Business—Strategic Alliances—Agreement with Teva for TV-45070” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2017.

Pursuant to the Termination Agreement and subject to receipt by the Company of the OSC Order (defined below), Teva has agreed to transfer and assign 1,000,000 common shares of the Company held by Teva Canada (the “Subject Shares”) to the Company for cancellation. Teva will also return, license or assign to the Company certain intellectual property including certain patent rights. The Termination Agreement requires the Company to pay a low single-digit percentage royalty to Teva based on net sales of approved products, if any, resulting from any continued development and commercialization of TV-45070 by the Company during the period that assigned or licensed patents cover such products. Teva will also transfer regulatory filings related to TV-45070 to the Company.

The Termination Agreement will become effective on the date specified by the Company in a written notice to Teva (the “Effective Date”). The Effective Date will be after the date that the Company receives an order from the Ontario Securities Commission (the “OSC”) granting the Company exemptive relief from the requirements related to issuer bids under applicable Canadian securities laws (the “OSC Order”) in connection with the transfer and assignment to the Company by Teva Canada of the Subject Shares and not earlier than 10 business days from the date that a press release announcing the Termination Agreement is issued by the Company.  Xenon has made an application to the OSC for the OSC Order and Xenon expects the Effective Date to be on or about March 22, 2018.

The Termination Agreement includes customary representations, warranties, indemnities, releases and covenants of the Company and Teva.

The foregoing is only a brief description of the material terms of the Termination Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts, including, without limitation, statements about the anticipated termination of the Company’s collaboration agreement Teva, receipt of the OSC Order and the effectiveness of the transfer and assignment of 1,000,000 common shares to the Company by Teva, are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Termination Agreement by and among Xenon Pharmaceuticals Inc., Teva Pharmaceuticals International GmbH and Teva Canada Limited dated March 7, 2018

†	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenon Pharmaceuticals Inc.

Date: March 7, 2018	By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer & Chief Operating Officer